Exhibit 99.1

FOR IMMEDIATE RELEASE

NOVUS CAPITAL CORPORATION ANNOUNCES SECURITIES TO COMMENCE SEPARATE TRADING

Indianapolis, IN. June 9, 2020 – Novus Capital Corporation (Nasdaq: NOVSU) (the “Company”) announced today that separate trading of its shares of common stock and warrants underlying the Company’s units sold in its $100 million initial public offering would commence on or about June 12, 2020. The common stock and warrants will be traded on the Nasdaq Capital Market (“NASDAQ”) under the symbols “NOVS” and “NOVSW”, respectively. No fractional warrants will be issued upon separation of the units and warrants will trade. Units not separated will continue to be listed on NASDAQ under the symbol “NOVSW”

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Novus Capital Corporation

Novus Capital Corporation is a blank check company organized for the purpose of effecting a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization, or other similar business combination with one or more businesses or entities. The Company is led by Robert J. Laikin and Larry Paulson, who have significant hands-on experience helping high-tech companies optimize their existing and new growth initiatives by exploiting insights from rich data assets and intellectual property that already exist within most high-tech companies. The Company intends to focus its efforts on evaluating business combination targets opportunities in the smart technology innovations market. Specifically, the Company intends to target companies that are at the forefront of high technology and are enabling the future evolution of 5G communication, virtual reality, artificial intelligence, cloud computing, machine learning, hardware and software distribution and value-added customized logistics services. The Company is an emerging growth company as defined in the Jumpstart Our Business Startups Act of 2012.

 Forward Looking Statements

This press release includes forward-looking statements that involve risks and uncertainties. Forward looking statements are statements that are not historical facts. Such forward-looking statements are subject to risks and uncertainties which could cause actual results to differ from the forward looking statements, including those set forth in the risk factors section of the prospectus used in connection with the Company’s initial public offering. The Company expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based, except as required by law.

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Media Contact:

Robert J. Laikin

robertjlaikin@gmail.com

317-590-6959